Exhibit 99.1

NEWS RELEASE

CONTACT:	Brian J. Begley
Vice President - Investor Relations
Atlas Energy, L.P.
(877) 280-2857
(215) 405-2718 (fax)

ATLAS ENERGY, L.P. REPORTS OPERATING AND FINANCIAL RESULTS

FOR THE FIRST QUARTER 2013

Philadelphia, PA - May 8, 2013 - Atlas Energy, L.P. (NYSE: ATLS) (“Atlas Energy” or “ATLS”) today reported operating and financial results for the first quarter 2013.

•

ATLS declared a cash distribution of $0.31 per limited partner unit for the first quarter 2013, which represents a $0.01 per unit, or 3%, increase over the fourth quarter 2012, and a 24% increase over the prior year first quarter. The first quarter 2013 ATLS distribution will be paid on May 20, 2013 to holders of record as of May 6, 2013. ATLS confirms its distribution guidance of $1.70 to $2.00 for full year 2013.

•

Atlas Energy’s E&P subsidiary, Atlas Resource Partners, L.P. (NYSE: ARP), reached record average net production of 133.0 million cubic feet of natural gas equivalents per day (“Mmcfed”) for the first quarter 2013, a 21% increase from the fourth quarter 2012. ARP also recently completed seven horizontal wells in the Marcellus Shale in Lycoming Co., PA yielding aggregate initial flow rate production of approximately 140 Mmcfed, in which ARP owns an approximate 35% interest; ARP expects these wells to be online in early third quarter 2013.

•

Atlas Pipeline Partners, L.P. (NYSE: APL), Atlas Energy’s midstream subsidiary, recently acquired 100% of the equity interests TEAK Midstream, L.L.C. (“TEAK”) for $1 billion in cash. TEAK’s midstream assets are located in the core of the Eagle Ford Shale. This acquisition will provide APL an immediate entry point into the Eagle Ford with proven assets positioned for further expansion. APL also reported record processing volumes at each of its systems, reaching a total of 1,032.9 Mmcfd and NGL production of over 84,000 barrels per day (“bpd”) for the first quarter 2013.

Edward E. Cohen, Chief Executive Officer of Atlas Energy, stated, “We continue to fulfill our mission of ever-increasing distributions to our unit-holders - at Atlas Energy itself and at APL and ARP. But no less importantly, our underlying businesses are booming. APL is setting new records in midstream operations, and ARP is vastly expanding gas and liquids production, enjoying the benefits of recent increases in natural gas prices, and anticipating substantial expansion of its direct placement syndication business.”

*    *    *

Financial Results

•

On April 25, 2013, ARP increased its quarterly cash distribution to $0.51 per unit for the first quarter 2013, which will be paid on May 15, 2013 to holders of record as of May 6, 2013. ATLS will receive approximately $11.6 million of cash distributions based upon ARP’s first quarter 2013 distribution.

•

On April 24, 2013, APL declared an increased distribution for the first quarter 2013 of $0.59 per unit to holders of record on May 8, 2013, which will be paid on May 15, 2013. ATLS will receive approximately $7.4 million of cash distributions based upon APL’s first quarter 2013 distribution.

•

On a GAAP basis, net loss attributable to limited partners was $12.6 million for the first quarter 2013 compared with $18.5 million for the prior year comparable period. The favorable change in net loss between periods was due primarily to higher gross margin from the expanded operations at ARP and APL, partially offset by an increase in non-cash expenses, including depreciation and non-cash stock compensation.

*    *    *

Recent Events

Atlas Pipeline’s Acquisition of TEAK Midstream

In May 2013, APL acquired 100% of the equity interests in TEAK Midstream L.L.C. (“TEAK”), a privately owned midstream operator, for $1 billion in cash. TEAK is a natural gas gathering and processing company with assets located in the core of the Eagle Ford Shale in south Texas. This transaction provides APL with a strong entry point into the Eagle Ford Shale, one of the most prolific oil & gas basins in the U.S. The TEAK assets include a 200 MMcfd cryogenic processing facility, as well as a gathering system with over 750 MMcfd of throughput capacity.

As a result of the TEAK transaction, APL provided guidance for adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) for full year 2014 of $450 million to $500 million, and full year 2014 distribution guidance of $2.75 to $2.85 per unit.

Based on the forecasted earnings and cash flow to APL from the TEAK assets, ATLS expects to receive an additional $25 million to $40 million of annual distributable cash flow as the acquired assets grow and mature in the future. This represents approximately $0.45 to $0.75 per ATLS common unit of additional distributable cash flow on an annualized basis.

Atlas Resource’s Marcellus Shale test results in Lycoming County, PA

ARP recently completed seven horizontal Marcellus Shale wells on two pad sites in Lycoming County, PA. All of these Marcellus Shale wells have been drilled with funding from ARP’s partnership management programs. ARP has an approximate 35% working interest in these wells. There were a total of 131 frac stages completed amongst the seven wells, which had an average lateral length of approximately 4,000 feet. The wells were flowed at an average casing pressure of approximately 3,600 psi. ARP had substantial indications from these wells, which had aggregate peak flow rates of approximately 140 million cubic feet of natural gas per day (“MMcfd”), or an average of 20 mmcfd per well, with one well having a peak rate as high as 32 MMcfd. These wells are currently shut in and awaiting pipeline, which is expected in early third quarter 2013.

ARP currently expects to drill an additional 15 Marcellus Shale wells in Lycoming Co. through the end of 2014 within its partnership management programs.

Atlas Pipeline Senior Notes Offering

On May 7, 2013, APL entered into an agreement to sell $400 million of 4.75% Senior Notes due 2021 in a private placement transaction. APL expects to receive net proceeds of approximately $392 million after commissions and other transaction costs, and APL intends to use the net proceeds from this offering to reduce obligations under its revolving credit facility, and for general partnership purposes.

The senior notes will be subject to a registration rights agreement, which will require APL, among other things, to file a registration statement with the SEC and exchange the privately placed notes for registered notes by certain dates.

Atlas Resource First Quarter 2013 Highlights

•

ARP’s average net daily production for the first quarter 2013 was 133.0 Mmcfed, an increase of 22.9 Mmcfed, or approximately 21%, compared with the fourth quarter 2012, and an increase of approximately 240% compared to the prior year first quarter. The production increase from fourth quarter 2012 was primarily due to a full quarter’s volume from the acquisition of the Marble Falls oil & gas properties in the Fort Worth basin (TX) from DTE Energy in December 2012. The increase compared to the prior year quarter is due primarily to ARP’s acquisitions of producing oil& gas properties in the Barnett Shale and Fort Worth basin in Texas and Hunton formation in Oklahoma. Oil and natural gas liquids production accounted for approximately 20% of total production volume for the period, compared with 13% for the fourth quarter 2012 and 10% for the prior year first quarter.

ATLS owns 100% of the general partner Class A units and the incentive distribution rights, and a 43% common limited partner interest in ARP. ATLS’ financial results are presented on a consolidated basis with those of ARP. Non-controlling interests in ARP are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the ARP first quarter 2013 earnings release for additional details on its financial results.

Atlas Pipeline First Quarter 2013 Highlights

•

During the first quarter 2013, APL operated near or at nameplate capacity on all of its gathering and processing systems in the Mid Continent. APL processed an average of approximately 1,032.9 Mmcfd of natural gas in the first quarter 2013 amongst its WestOK, WestTX, Velma and the newly-acquired Arkoma systems, 63% higher than the prior year comparable quarter’s volumes. APL again attained record high volumes with over 84,000 bbl per day of natural gas liquids generated from its four processing systems, which primarily reside in Oklahoma and Texas.

ATLS owns a 2.0% general partner interest, all of the incentive distribution rights, and a 7.5% common limited partner interest in APL. ATLS’ financial results are presented on a consolidated basis with those of APL. Non-controlling interests in APL are reflected as income (expense) in ATLS’ consolidated statements of operations and as a component of partners’ capital on its consolidated balance sheets. A consolidating statement of operations and balance sheet have also been provided in the financial tables to this release for the comparable periods presented. Please refer to the APL first quarter 2013 earnings release for additional details on its financial results.

Corporate Expenses

•

Cash general and administrative expense, excluding amounts attributable to APL and ARP, was $3.0 million for the first quarter 2013, $1.5 million higher than the fourth quarter 2012 and $0.5 million higher than the prior year first quarter. The increase from fourth quarter 2012 was due primarily to higher seasonal corporate expenses incurred earlier in the year, including yearend compliance costs. Please refer to the consolidating statements of operations provided in the financial tables of this release.

*  *  *

Interested parties are invited to access the live webcast of an investor call with management regarding Atlas Energy, L.P.’s first quarter 2013 results on Thursday, May 9, 2013 at 9:00 am ET by going to the Investor Relations section of Atlas Energy’s website at www.atlasenergy.com. For those unavailable to listen to the live broadcast, the replay of the webcast will be available following the live call on the Atlas Energy website and telephonically beginning at 11:00 a.m. ET on May 9, 2013 by dialing 888-286-8010, passcode: 74304624.

Atlas Energy, L.P. (NYSE: ATLS) is a master limited partnership which owns all of the general partner Class A units and incentive distribution rights and an approximate 43% limited partner interest in its upstream oil & gas subsidiary, Atlas Resource Partners, L.P. Additionally, Atlas Energy owns and operates the general partner of its midstream oil & gas subsidiary, Atlas Pipeline Partners, L.P., through all of the general partner interest, all the incentive distribution rights and an approximate 7.5% limited partner interest. For more information, please visit our website at www.atlasenergy.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Resource Partners, L.P. (NYSE: ARP) is an exploration & production master limited partnership which owns an interest in over 10,200 producing natural gas and oil wells, primarily in Appalachia and the Barnett Shale in Texas. ARP is also the largest sponsor of natural gas and oil investment partnerships in the U.S. For more information, please visit our website at www.atlasresourcepartners.com, or contact Investor Relations at InvestorRelations@atlasenergy.com.

Atlas Pipeline Partners, L.P. (NYSE: APL) is active in the gathering and processing segments of the midstream natural gas industry. In Oklahoma, southern Kansas, northern and western Texas, and Tennessee, APL owns and operates 12 active gas processing plants, 18 gas treating facilities, as well as approximately 10,100 miles of active intrastate gas gathering pipeline. APL also has a 20% interest in West Texas LPG Pipeline Limited Partnership, which is operated by Chevron Corporation. For more information, visit the Partnership’s website at www.atlaspipeline.com or contact IR@atlaspipeline.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ATLS cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, distribution amounts, ATLS’ plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ATLS’ level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ATLS’, ARP’s and APL’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and ATLS assumes no obligation to update such statements, except as may be required by applicable law.

ATLAS ENERGY, L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per unit data)

	Three Months Ended March 31,
	2013	2012
Revenues:
Gas and oil production	$46,064	$17,164
Well construction and completion	56,478	43,719
Gathering and processing	420,087	305,141
Administration and oversight	1,085	2,831
Well services	4,816	5,006
Loss on mark-to-market derivatives(1)	(12,083)	(12,035)
Other, net	5,655	2,801

Total revenues	522,102	364,627

Costs and expenses:
Gas and oil production	15,216	4,505
Well construction and completion	49,112	37,695
Gathering and processing	351,741	251,845
Well services	2,318	2,430
General and administrative	40,658	37,248
Depreciation, depletion and amortization	51,666	29,950

Total costs and expenses	510,711	363,673

Operating income	11,391	954

Loss on asset sales and disposal	(702)	(7,005)
Interest expense	(25,810)	(9,091)
Loss on early extinguishment of debt	(26,582)	—

Net loss before tax	(41,703)	(15,142)
Income tax benefit	9	—

Net loss	(41,694)	(15,142)
Loss (Income) attributable to non-controlling interests	29,098	(3,365)

Net loss attributable to common limited partners	$(12,596)	$(18,507)

Net loss attributable to common limited partners per unit:
Basic and Diluted	$(0.25)	$(0.36)

Weighted average common limited partner units outstanding:
Basic and Diluted	51,369	51,294

(1)

Consists principally of hydrocarbon derivative gains / (losses) that relate to the operating activities of ATLS’s consolidated subsidiary, APL. The underlying hydrocarbon derivatives do not represent present or potential future obligations of ATLS.

ATLAS ENERGY, L.P.

CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$11,408	$36,780
Accounts receivable	203,919	196,249
Current portion of derivative asset	19,160	35,351
Subscriptions receivable	—	55,357
Prepaid expenses and other	47,493	45,255

Total current assets	281,980	368,992

Property, plant and equipment, net	3,657,898	3,502,609
Intangible assets, net	184,038	200,680
Investment in joint venture	86,242	86,002
Goodwill, net	351,069	351,069
Long-term derivative asset	6,583	16,840
Other assets, net	81,666	71,002

	$4,649,476	$4,597,194

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$8,861	$10,835
Accounts payable	130,118	119,028
Liabilities associated with drilling contracts	10,815	67,293
Accrued producer liabilities	114,057	109,725
Current portion of derivative liability	10,627	—
Current portion of derivative payable to Drilling Partnerships	8,665	11,293
Accrued interest	9,592	11,556
Accrued well drilling and completion costs	70,524	47,637
Accrued liabilities	60,681	103,291

Total current liabilities	423,940	480,658

Long-term debt, less current portion	1,740,051	1,529,508
Long-term derivative liability	3,617	888
Long-term derivative payable to Drilling Partnerships	670	2,429
Deferred income taxes, net	30,249	30,258
Asset retirement obligations and other	76,360	73,605

Commitments and contingencies

Partners’ Capital:
Common limited partners’ interests	433,320	456,171
Accumulated other comprehensive (loss) income	(1,964)	9,699

	431,356	465,870
Non-controlling interests	1,943,233	2,013,978

Total partners’ capital	2,374,589	2,479,848

	$4,649,476	$4,597,194

ATLAS ENERGY, L.P.

Financial and Operating Highlights

	Three Months Ended March 31,
	2013	2012
Net income (loss) attributable to common limited partners per unit - basic	$(0.25)	$(0.36)

Distributable cash flow per unit(1)(2)	$0.31	$0.26

Cash distributions paid per unit(3)	$0.31	$0.25

ATLAS RESOURCE:
Production volume:(4)(5)
Natural gas (Mcfd)	107,255	35,060
Oil (Bpd)	1,101	305
Natural gas liquids (Bpd)	3,197	422

Total (Mcfed)	133,039	39,420

Average sales prices:(5)
Natural gas (per Mcf) (6)	$3.33	$4.33
Oil (per Bbl)(7)	$88.89	$100.41
Natural gas liquids (per gallon)	$0.68	$1.04

Production costs:(5)(8)
Lease operating expenses per Mcfe	$0.97	$1.05
Production taxes per Mcfe	0.22	0.11

Total production costs per Mcfe	$1.19	$1.16

ATLAS PIPELINE:
Production volume:(5)
Gathered gas volume(Mcfd)	1,187,334	678,985
Processed gas volume (Mcfd)	1,032,865	632,713
Residue gas volume (Mcfd)	916,667	512,297
Processed NGL volume (Bpd)	84,048	60,806
Condensate volume (Bpd)	3,565	2,908

Average sales prices:(5)
Natural gas (per Mcf)	$3.17	$2.54
Condensate (per Bbl)	$86.00	$97.44
Natural gas liquids (per gallon)	$0.84	$1.03

(1)	A reconciliation from net income to distributable cash flow is provided in the financial tables of this release.
(2)

Calculation consists of distributable cash flow divided by the weighted average common limited partner units outstanding of 51,369,000 and 51,294,000 for the three months ended March 31, 2013 and 2012, respectively.

(3)

Represents the cash distributions declared per limited partner unit for the respective period and paid by ATLS within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.

(4)

Production quantities consist of the sum of (i) ARP’s proportionate share of production from wells in which it has a direct interest, based on ARP’s proportionate net revenue interest in such wells, and (ii) ARP’s proportionate share of production from wells owned by the investment partnerships in which ARP has an interest, based on its equity interest in each such partnership and based on each partnership’s proportionate net revenue interest in these wells.

(5)

“Mcf” and “Mcfd” represent thousand cubic feet and thousand cubic feet per day; “Mcfe” and “Mcfed” represent thousand cubic feet equivalents and thousand cubic feet equivalents per day, and “Bbl” and “Bpd” represent barrels and barrels per day. Barrels are converted to Mcfe using the ratio of six Mcf’s to one barrel.

(6)

ARP’s average sales price for natural gas before the effects of financial hedging was $2.90 per Mcf and $2.88 per Mcf for the three months ended March 31, 2013 and 2012, respectively. These amounts exclude the impact of subordination of production revenues to investor partners within the investor partnerships. Including the effects of subordination, average natural gas sales prices were $3.01 per Mcf ($2.59 per Mcf before the effects of financial hedging) and $3.98 per Mcf ($2.53 per Mcf before the effects of financial hedging) for the three months ended March 31, 2013 and 2012, respectively.

(7)	ARP’s average sales price for oil before the effects of financial hedging was $90.80 per barrel and $100.41 per barrel for the three months ended March 31, 2013 and 2012, respectively.
(8)

Production costs include labor to operate the wells and related equipment, repairs and maintenance, materials and supplies, property taxes, severance taxes, insurance and production overhead. These amounts exclude the effects of ARP’s proportionate share of lease operating expenses associated with subordination of production revenue to investor partners within ARP’s investor partnerships. Including the effects of these costs, lease operating expenses per Mcfe were $0.90 per Mcfe ($1.12 per Mcfe for total production costs) and $0.84 per Mcfe ($0.95 per Mcfe for total production costs) for the three months ended March 31, 2013 and 2012, respectively.

ATLAS ENERGY, L.P.

Financial Information

(unaudited; in thousands except per unit amounts)

	Three Months Ended
	March 31,
	2013	2012
Adjusted EBITDA and Distributable Cash Flow Summary:

Atlas Resource Cash Distributions Earned(1):
Limited Partner Units	$10,691	$2,515
Class A Units (2%)	498	64
Incentive Distribution Rights	448	—

Total Atlas Resource Cash Distributions Earned(1)	11,637	2,579

per limited partner unit	$0.51	$0.12

Atlas Pipeline Cash Distributions Earned(1):
Limited Partner Units	3,395	3,222
General Partner 2% Interest	981	648
Incentive Distribution Rights	2,996	1,569

Total Atlas Pipeline Cash Distributions Earned(1)	7,372	5,439

per limited partner unit	$0.59	$0.56

Total Cash Distributions Earned	19,009	8,018

E&P Operations Adjusted EBITDA prior to spinoff on March 5, 2012(2)	—	9,111
Cash general and administrative expenses(3)	(2,987)	(2,460)
Other, net	5	249

Adjusted EBITDA(4)	16,027	14,918
Cash interest expense(5)	(176)	(133)
Maintenance capital expenditures(2)	—	(1,231)

Distributable Cash Flow(4)	$15,851	$13,554

Distributions Paid(6)	$15,926	$12,828
per limited partner unit	$0.31	$0.25
Distribution coverage ratio	1.0x	1.1x

Reconciliation of non-GAAP measures to net loss (4):
Distributable cash flow	$15,851	$13,554
E&P Operations EBITDA prior to spinoff on March 5, 2012(2)	—	(9,111)
Atlas Resource net loss attributable to ATLS common limited partners	(3,338)	(4,942)
Atlas Resource cash distributions earned by ATLS(1)	(11,637)	(2,579)
Atlas Pipeline net (loss) income attributable to ATLS common limited partners	(433)	1,839
Atlas Pipeline cash distributions earned by ATLS(1)	(7,372)	(5,439)
Non-recurring spinoff and acquisition costs	—	(8,370)
Amortization of deferred finance costs	(59)	(100)
Non-cash stock compensation expense	(5,776)	(4,731)
Maintenance capital expenditures(2)	—	1,231
Other non-cash adjustments	168	141
Income attributable to non-controlling interests	(29,098)	3,365

Net loss	$(41,694)	$(15,142)

(1)	Represents the cash distribution paid by ARP and APL within 45 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.
(2)	Represents the E&P Operations Adjusted EBITDA generated and maintenance capital expenditures incurred by ATLS on a stand-alone basis prior to the transfer of its E&P assets to ARP on March 5, 2012.
(3)	Excludes non-cash stock-compensation expense, non-recurring spinoff costs and non-recurring acquisition costs incurred.
(4)

Adjusted EBITDA and distributable cash flow are non-GAAP (generally accepted accounting principles) financial measures under the rules of the Securities and Exchange Commission. Management of ATLS believes that adjusted EBITDA and distributable cash flow provide additional information for evaluating

ATLS’s performance, among other things. These measures are widely used by commercial banks, investment bankers, rating agencies and investors in evaluating performance relative to peers and pre-set performance standards. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is utilized within ATLS’s financial covenants under its credit facility. Adjusted EBITDA and distributable cash flow are not measures of financial performance under GAAP and, accordingly, should not be considered as a substitute for net income, operating income, or cash flows from operating activities in accordance with GAAP.
(5)	Excludes non-cash amortization of deferred financing costs.
(6)	Represents the cash distribution paid within 50 days after the end of each quarter, based upon the distributable cash flow generated during the respective quarter.

ATLAS ENERGY, L.P.

CAPITALIZATION INFORMATION

(unaudited; in thousands)

	March 31, 2013
	Atlas Energy	Atlas Resource	Atlas Pipeline	Consolidated
Total debt	$10,000	$420,000	$1,318,912	$1,748,912
Less: Cash	(2,009)	(1,138)	(8,261)	(11,408)

Total net debt /(cash)	7,991	418,862	1,310,651	1,737,504

Partners’ capital	431,356	810,873	1,554,788	2,374,589	(1)

Total capitalization	$439,347	$1,229,735	$2,865,439	$4,112,093

Ratio of net debt to capitalization	0.02x

(1)	Net of eliminated amounts.

	December 31, 2012
	Atlas Energy	Atlas Resource	Atlas Pipeline	Consolidated
Total debt	$9,000	$351,425	$1,179,918	$1,540,343
Less: Cash	(10,194)	(23,188)	(3,398)	(36,780)

Total net debt /(cash)	(1,194)	328,237	1,176,520	1,503,563

Partners’ capital	465,870	862,006	1,606,408	2,479,848	(2)

Total capitalization	$464,676	$1,190,243	$2,782,928	$3,983,411

Ratio of net debt to capitalization	0.00x

(2)	Net of eliminated amounts.

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2013

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$46,064	$—	$—	$46,064
Well construction and completion	—	56,478	—	—	56,478
Gathering and processing	—	3,585	416,573	(71)	420,087
Administration and oversight	—	1,085	—	—	1,085
Well services	—	4,816	—	—	4,816
Loss on mark-to-market derivatives	—	—	(12,083)	—	(12,083)
Other, net	173	20	5,462	—	5,655

Total revenues	173	112,048	409,952	(71)	522,102

Costs and expenses:
Gas and oil production	—	15,216	—	—	15,216
Well construction and completion	—	49,112	—	—	49,112
Gathering and processing	—	4,413	347,399	(71)	351,741
Well services	—	2,318	—	—	2,318
General and administrative	8,763	17,567	14,328	—	40,658
Depreciation, depletion and amortization	—	21,208	30,458	—	51,666

Total costs and expenses	8,763	109,834	392,185	(71)	510,711

Operating income (loss)	(8,590)	2,214	17,767	—	11,391

Loss on asset sales and disposal	—	(702)	—	—	(702)
Interest expense	(235)	(6,889)	(18,686)	—	(25,810)
Loss on early extinguishment of debt	—	—	(26,582)	—	(26,582)

Net loss before tax	(8,825)	(5,377)	(27,501)	—	(41,703)
Income tax benefit	—	—	9	—	9

Net loss	(8,825)	(5,377)	(27,492)	—	(41,694)
(Income) loss attributable to non-controlling interests	—	—	(1,369)	30,467	29,098

Net loss attributable to common limited partners	$(8,825)	$(5,377)	$(28,861)	$30,467	$(12,596)

ATLAS ENERGY, L.P.

CONSOLIDATING STATEMENTS OF OPERATIONS

(unaudited; in thousands)

Three Months Ended March 31, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
Revenues:
Gas and oil production	$—	$17,164	$—	$—	$17,164
Well construction and completion	—	43,719	—	—	43,719
Gathering and processing	—	3,314	301,906	(79)	305,141
Administration and oversight	—	2,831	—	—	2,831
Well services	—	5,006	—	—	5,006
Loss on mark-to-market derivatives	—	—	(12,035)	—	(12,035)
Other, net	390	(933)	3,344	—	2,801

Total revenues	390	71,101	293,215	(79)	364,627

Costs and expenses:
Gas and oil production	—	4,505	—	—	4,505
Well construction and completion	—	37,695	—	—	37,695
Gathering and processing	—	4,674	247,250	(79)	251,845
Well services	—	2,430	—	—	2,430
General and administrative	15,561	11,742	9,945	—	37,248
Depreciation, depletion and amortization	—	9,108	20,842	—	29,950

Total costs and expenses	15,561	70,154	278,037	(79)	363,673

Operating income (loss)	(15,171)	947	15,178	—	954

Loss on asset sales and disposal	—	(7,005)	—	—	(7,005)
Interest expense	(233)	(150)	(8,708)	—	(9,091)
Loss on early extinguishment of debt	—	—	—	—	—

Net income (loss)	(15,404)	(6,208)	6,470	—	(15,142)
Income attributable to non-controlling interests	—	—	(1,536)	(1,829)	(3,365)

Net income (loss) attributable to common limited partners	$(15,404)	$(6,208)	$4,934	$(1,829)	$(18,507)

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

March 31, 2013

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$2,009	$1,138	$8,261	$—	$11,408
Accounts receivable	5	41,358	162,556	—	203,919
Receivable from (advances from) affiliates	3,030	1,308	(4,338)	—	—
Current portion of derivative asset	—	1,769	17,391	—	19,160
Subscriptions receivable	—	—	—	—	—
Prepaid expenses and other	110	10,477	36,906	—	47,493

Total current assets	5,154	56,050	220,776	—	281,980

Property, plant and equipment, net	—	1,357,931	2,299,967	—	3,657,898
Goodwill and intangible assets, net	—	33,036	502,071	—	535,107
Long-term derivative asset	—	4,205	2,378	—	6,583
Investment in joint venture	—	—	86,242	—	86,242
Investment in subsidiaries	422,428	—	—	(422,428)	—
Other assets, net	23,859	19,149	38,658	—	81,666

	$451,441	$1,470,371	$3,150,092	$(422,428)	$4,649,476

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$8,861	$—	$8,861
Accounts payable	346	58,069	71,703	—	130,118
Liabilities associated with drilling contracts	—	10,815	—	—	10,815
Accrued producer liabilities	—	—	114,057	—	114,057
Current portion of derivative liability	—	10,008	619	—	10,627
Current portion of derivative payable to Drilling Partnerships	—	8,665	—	—	8,665
Accrued interest	4	4,114	5,474	—	9,592
Accrued well drilling and completion costs	—	70,524	—	—	70,524
Accrued liabilities	6,522	7,152	47,007	—	60,681

Total current liabilities	6,872	169,347	247,721	—	423,940

Long-term debt, less current portion	10,000	420,000	1,310,051	—	1,740,051
Long-term derivative liability	—	2,692	925	—	3,617
Long-term derivative payable to Drilling Partnerships	—	670	—	—	670
Deferred income taxes, net	—	—	30,249	—	30,249
Asset retirement obligations and other	3,213	66,789	6,358	—	76,360

Partners’ Capital:
Common limited partners’ interests	433,320	815,241	1,487,942	(2,303,183)	433,320
Accumulated other comprehensive loss	(1,964)	(4,368)	—	4,368	(1,964)

	431,356	810,873	1,487,942	(2,298,815)	431,356
Non-controlling interests	—	—	66,846	1,876,387	1,943,233

Total partners’ capital	431,356	810,873	1,554,788	(422,428)	2,374,589

	$451,441	$1,470,371	$3,150,092	$(422,428)	$4,649,476

ATLAS ENERGY, L.P.

CONDENSED CONSOLIDATING BALANCE SHEETS

(unaudited; in thousands)

December 31, 2012

	Atlas Energy	Atlas Resource	Atlas Pipeline	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$10,194	$23,188	$3,398	$—	$36,780
Accounts receivable	5	38,718	157,526	—	196,249
Receivable from (advances from) affiliates	11,353	(5,853)	(5,500)	—	—
Current portion of derivative asset	—	12,274	23,077	—	35,351
Subscriptions receivable	—	55,357	—	—	55,357
Prepaid expenses and other	118	9,063	36,074	—	45,255

Total current assets	21,670	132,747	214,575	—	368,992

Property, plant and equipment, net	—	1,302,228	2,200,381	—	3,502,609
Goodwill and intangible assets, net	—	33,104	518,645	—	551,749
Long-term derivative asset	—	8,898	7,942	—	16,840
Investment in joint venture	—	—	86,002	—	86,002
Investment in subsidiaries	454,436	—	—	(454,436)	—
Other assets, net	22,287	16,122	32,593	—	71,002

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Current portion of long-term debt	$—	$—	$10,835	$—	$10,835
Accounts payable	171	59,549	59,308	—	119,028
Liabilities associated with drilling contracts	—	67,293	—	—	67,293
Accrued producer liabilities	—	—	109,725	—	109,725
Current portion of derivative payable to Drilling Partnerships	—	11,293	—	—	11,293
Accrued interest	4	1,153	10,399	—	11,556
Accrued well drilling and completion costs	—	47,637	—	—	47,637
Accrued liabilities	21,304	24,235	57,752	—	103,291

Total current liabilities	21,479	211,160	248,019	—	480,658

Long-term debt, less current portion	9,000	351,425	1,169,083	—	1,529,508
Long-term derivative liability	—	888	—	—	888
Long-term derivative payable to Drilling Partnerships	—	2,429	—	—	2,429
Deferred income taxes, net	—	—	30,258	—	30,258
Asset retirement obligations and other	2,044	65,191	6,370	—	73,605

Partners’ Capital:
Common limited partners’ interests	456,171	840,437	1,539,177	(2,379,614)	456,171
Accumulated other comprehensive income	9,699	21,569	—	(21,569)	9,699

	465,870	862,006	1,539,177	(2,401,183)	465,870
Non-controlling interests	—	—	67,231	1,946,747	2,013,978

Total partners’ capital	465,870	862,006	1,606,408	(454,436)	2,479,848

	$498,393	$1,493,099	$3,060,138	$(454,436)	$4,597,194

ATLAS ENERGY, L.P.

Ownership Interests Summary

Atlas Energy Ownership Interests as of March 31, 2013:	Amount	Overall Ownership Interest Percentage

ATLAS RESOURCE:
General partner interest	100%	2.0%
Common units	20,962,485	43.0%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Resource		45.0%

ATLAS PIPELINE:
General partner interest	100%	2.0%
Common units	5,754,253	8.7%
Incentive distribution rights	100%	N/A

Total Atlas Energy ownership interests in Atlas Pipeline(1)		10.7%

LIGHTFOOT CAPITAL PARTNERS, GP LLC:
Approximate general partner ownership interest		15.9%
Approximate limited partner ownership interest		12.1%

(1)

As of May 8, 2013, subsequent to Atlas Pipeline’s issuance of common and preferred limited partner units in connection with the TEAK Acquisition, Atlas Energy had an 8.2% total ownership interest in Atlas Pipeline.